AGREEMENT TO AMEND



         THIS AGREEMENT TO AMEND is made and entered into this 10th day of January, 1997 by and among Tsunami Communications of Cincinnati, Inc., an Ohio corporation ("Buyer"), WGRR Limited Partnership, a Delaware limited partnership ("Seller"), The Dalton Group, Inc., a Delaware corporation and general partner of Seller ("DGI"), and American Radio Systems Corporation, a Delaware corporation ("ARS").

                                    RECITALS

         WHEREAS, Buyer (as assignee of Tsunami Communications, Inc.), Seller and DGI have entered into an Asset Purchase Agreement dated August 29, 1996 (the "Agreement"), pursuant to which Seller has agreed to sell and Buyer has agreed to purchase, certain assets and assume certain obligations associated with the ownership and operation of radio station WGRR(FM), Hamilton, Ohio (the "Station");

         WHEREAS, Buyer and ARS have agreed that Buyer shall merge with and into ARS pursuant to an agreement and Plan of Merger dated as of __________, 199__ (the "Merger"); and

         WEREAS, ARS, Seller and DGI desire to amend the Agreement as of the consummation of the Merger as set forth herein, and to acknowledge and approve the Merger with respect to the Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Seller and DGI hereby (i) consent to the assignment of the Agreement by Tsunami Communications, Inc. to Buyer, and (ii) acknowledge and assent to the Merger insofar as ARS shall thereby assume and succeed to all of the rights and obligations of Buyer thereunder.

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         2. Seller, DGI and ARS hereby agree that forthwith upon consummation of the Merger, they shall join in to amend and restate the Agreement substantially in accordance with the following terms:

              a). ARS shall be the "Buyer", as defined in the Agreement, the Escrow Agreement (as defined in the Agreement), and all other ancillary agreements and documents;

              b). The last sentence of Section 4.1 of the Agreement shall be amended to read in its entirety as follows:

              "The Closing shall be held in the offices of Buyer or at such place and in such manner as the parties hereto may agree."

              c). The date of September 15, 1996 as set forth in the first line of Section 5.2 of the Agreement shall be changed to January 10, 1997. In addition, a provision shall be added acknowledging that the parties shall withdraw the FCC License assignment application previously filed pursuant to the terms of the Agreement and given File No. BALH-960904GF prior to the filing provided for in Section 5.2.

              d). Section 6.1 of the Agreement shall be amended to the effect that the Buyer is a corporation formed under the laws of the State of Delaware and is qualified to do business in the State of Ohio.

              e). Section 10.1 of the Agreement shall be amended by adding a subsection (e) to the second sentence thereof to the effect that an additional exception to the general confidentiality provisions shall be when and in the event disclosure is required by applicable securities laws.

              f). Section 13.3 of the Agreement shall be amended to the effect that Buyer shall be solely responsible for FCC and Hart-Scott-Rodino ("HSR") Pre-Merger Notification filing fees in connection with the transaction, and that Buyer shall reimburse Seller or DGI for all expenses, including reasonable attorneys' fees, incurred by Seller in connection with the preparation of, or requests for information in response to, the HSR Pre-Merger Notification filed with respect to the Agreement.

              g). In Section 17.9 of the Agreement, the address for notices to Buyer shall be amended as follows:

                 "To Buyer:                American Radio Systems Corporation
                                           Attention: Steven B. Dodge
                                           116 Huntington Avenue
                                           Boston, Massachusetts 02116
                                           Fax: (617) 375-7575

                 Copy to:                  Michael B. Milsom, Esq.
                                           American Radio Systems Corporation

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



                                           116 Huntington Avenue
                                           Boston, MA  02116
                                           Fax:  (617) 375-7575

The Agreement shall remain unmodified in all other respects.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                     TSUNAMI COMMUNICATIONS OF
                                      CINCINNATI, INC.



                                     By: _____________________________
                                           Anthony A Galluzzo
                                           President

                                     WGRR LIMITED PARTNERSHIP



                                     By:  ___________________________
                                             William Lee Dalton
                                             President, The Dalton Group, Inc.
                                              General Partner

                                     THE DALTON GROUP, INC.



                                     By:  ____________________________
                                             William Lee Dalton
                                              President

                                     AMERICAN RADIO SYSTEMS
                                      CORPORATION



                                     By:  ___________________________
                                             Steven B. Dodge
                                             President


ak/agreement to amend WGRR

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